UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 18, 2024
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THE AES CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4300 Wilson Boulevard		22203 (Zip Code)
Arlington,
VA
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(703) 522-1315
NOT APPLICABLE
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AES	New York Stock Exchange
Corporate Units	AESC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On January 18, 2024, the Board of Directors (the “Board”) of The AES Corporation (the “Company”) approved the appointment of Mr. Inderpal S. Bhandari to serve as a director on the Board, effective January 18, 2024. Mr. Bhandari will serve for a term expiring on the date of the Company’s 2024 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier resignation or removal from office. Mr. Bhandari has been appointed to serve as a member of the Company’s Innovation and Technology Committee.

Mr. Bhandari has served as Global Chief Data Officer of International Business Machine Corporation (“IBM”), a multinational technology corporation, from December 2015 to July 2023, where he led IBM’s global data strategy. He also served as the CDataO Program Advisory Board Chair and Strategic Advisor at Carnegie Mellon University, a private global research university, since February 2021. Prior to IBM, he spent more than 20 years working in the healthcare industry including at Cambia Health Solutions, a regional health plan provider and healthcare investment firm, as Senior Vice President and Chief Data Officer from 2014 to 2015; Express Scripts Inc., a pharmacy benefit management and pharmacy services company, as Chief Data Officer and Vice President, Knowledge Solutions from 2012 to 2014; and Medco Health Solutions, Inc., a pharmacy benefit management and pharmacy services company, as Chief Data Officer and Vice President, Health Data and Analytics from 2006 to 2012.

There are no arrangements or understandings between Mr. Bhandari and any other persons pursuant to which he was selected as a director of the Company. Mr. Bhandari does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Mr. Bhandari will participate in the Company’s non-employee director compensation program, which is described on pages 29-30 of the Company’s proxy statement for its 2023 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 3, 2023. In connection with his appointment to the Board, Mr. Bhandari received (i) an initial grant of deferred stock units (“DSUs”) with a value of $40,000 and (ii) a pro-rated (a) annual retainer in the amount of $26,775.96; and (b) annual deferred incentive compensation grant of DSUs with a value of $46,857.92 for his Board service until the Company’s 2024 Annual Meeting of Stockholders. The DSUs granted to Mr. Bhandari are fully vested at the time of grant and are generally paid following termination of service on the Board. In addition, the Company will enter into its standard form of Director and Officer Indemnification Agreement with Mr. Bhandari.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION

Date:	January 19, 2024	By:	/s/ Paul L. Freedman
		Name:	Paul L. Freedman
		Title:	Executive Vice President, General Counsel and Corporate Secretary